3611 Valley Centre Drive, Suite 150 San Diego, CA 92130 USA +1 760 579 0200

Exhibit 99.1

Company Contact Anil Doradla, CFO investors@airgain.com

Airgain Reports First Quarter 2019 Financial Results;

GAAP EPS of $0.03

San Diego, CA, May 9, 2019 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive, today announced sales of $15.1 million for the first quarter 2019 and GAAP net income of $0.3 million or GAAP diluted EPS of $0.03.

First Quarter 2019 Financial Highlights

•	Sales of $15.1 million
•	Gross margin of 45%
•	Net income of $0.3 million
•	GAAP earnings per diluted share of $0.03
•	Non-GAAP earnings per diluted share of $0.09
•	Adjusted EBITDA of $1.1 million

“We are very pleased with our first quarter 2019 results with GAAP and non-GAAP diluted earnings per share of $0.03 and $0.09, respectively, well ahead of our prior expectations of $0.00-$0.01 on a GAAP basis and $0.04-$0.05 on a non-GAAP basis,” said Airgain’s Chairman and Chief Executive Officer, Jim Sims. “Our efforts over the past several quarters around operational and manufacturing efficiencies culminated in gross margins of 45%, an improvement of 3.5% sequentially achieved in a seasonally weak quarter. Furthermore, our design win momentum across our Consumer, Enterprise, and Automotive markets continues to be healthy as customers increasingly seek our complex antenna solutions in solving their high bandwidth needs. On the 5G front, we are witnessing greater customer activity and believe Airgain is well poised to benefit from this industry-wide shift.

“During the quarter we witnessed some customers taking longer than expected to ramp programs due to a combination of macro headwinds and customer-specific issues. These timing issues spilled over into our second quarter resulting in our outlook being down on a sequential basis. We believe these issues are short-term in nature and expect customers to ramp in the second half of 2019 onwards.”

First Quarter 2019 Financial Results

Sales increased 14% to $15.1 million compared to $13.3 million in the same year-ago period. The increase in sales was primarily driven by a ramp up in existing programs as well as contributions from new designs.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Gross profit increased 10% to $6.8 million from $6.2 million in the same year-ago period. Gross margin as a percentage of sales was 45% in the first quarter of 2019, which declined from 47% in the same year-ago period, largely due to a change in the product mix.

Total operating expenses for the first quarter of 2019 decreased 11% to $6.6 million from $7.4 million in the same year-ago period. The decrease was primarily due to decreases in personnel and marketing related expenses.

Net income totaled $0.3 million or $0.03 per diluted share (based on 10.0 million shares), compared to net loss of $1.1 million or ($0.12) per diluted share (based on 9.5 million shares) in the same year-ago period. Non-GAAP net income totaled $0.9 million or $0.09 per diluted share (based on 10.0 million shares), compared to non-GAAP net loss of $0.6 million or ($0.07) per diluted share (based on 9.5 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income, software implementation costs, and stock-based compensation) increased to $1.1 million from Adjusted EBITDA of ($0.5) million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non- GAAP measure).

Financial Outlook

The Company expects sales in the 2019 second quarter to be in the range of $14.2 million to $14.4 million. The following table summarizes the reconciliation between the projected GAAP EPS and non-GAAP EPS for the 2019 second quarter:

Reconciliation of projected GAAP to projected non-GAAP EPS
	Low (1)	High (1)
Projected GAAP earnings per diluted share	$(0.05)	$(0.03)
Stock-based compensation expense	0.04	0.04
Amortization	0.02	0.02
Other income	(0.02)	(0.02)
Projected Non-GAAP earnings per diluted share	$(0.01)	$0.01

(1)	Amounts are based off of 10.1 million diluted shares outstanding.

Conference Call

Airgain management will hold a conference call today Thursday, May 9, 2019 at 4:30 p.m. Eastern  Time (1:30 p.m. Pacific Time) to discuss financial results for the first quarter ended March 31, 2019, and to provide an update on business conditions.

Airgain management will host the presentation, followed by a question and answer period.

Date: Thursday, May 9, 2019

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in: 877-703-1550

International dial-in: 647-689-5628

Conference ID: 5657575

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Airgain at 1-760-579-0200.

The conference call will be broadcast live and available for replay in the investor relations section of the company's website.

A replay of the call will be available after 6:30 p.m. Eastern Time on the same day through June 9, 2019.

U.S. replay dial-in: 800-585-8367 or 416-621-4642

Replay ID: 5657575

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise and automotive.  Combining design-led thinking with testing and development, Airgain works in partnership with the entire ecosystem, including carriers, chipset suppliers, OEMs, and ODMs.  Airgain’s antennas are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices.  Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China.  For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding the buildup on our recent design win momentum, within the Connected Home, Enterprise, and Automotive markets and the robust demand across our service provider customer base for next-generation broadband technologies, our continued focus on growth and sustainable profitability, both on a GAAP and non-GAAP basis, and our first quarter and year 2019 financial outlook.  The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; risks and uncertainties related to management and key personnel changes; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; our ability to identify and consummate strategic acquisitions and partnerships, and risks associated with completed acquisitions and partnerships adversely affecting our operating results and financial condition; we sell to customers who are

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, non-recurring expenses which include software implementation cost, other income, which includes interest income offset by interest expense, depreciation, amortization and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this release.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Balance Sheets

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$11,747,420	$13,620,656
Short term investments	21,137,627	20,168,981
Trade accounts receivable	7,980,631	7,013,220
Inventory	1,283,060	1,351,104
Prepaid expenses and other current assets	916,126	931,254
Total current assets	43,064,864	43,085,215
Property and equipment, net	1,382,329	1,400,591
Goodwill	3,700,447	3,700,447
Customer relationships, net	3,472,168	3,592,918
Intangible assets, net	815,792	858,805
Other assets	207,449	269,136
Total assets	$52,643,049	$52,907,112
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,640,622	$4,136,943
Accrued bonus	463,143	2,075,526
Accrued liabilities	1,198,030	1,217,019
Current portion of deferred rent obligation under operating lease	81,332	81,332
Total current liabilities	6,383,127	7,510,820
Deferred tax liability	43,211	37,577
Deferred rent obligation under operating lease	170,941	211,383
Total liabilities	6,597,279	7,759,780
Stockholders’ equity:
Common shares, par value $0.0001, 200,000,000 shares authorized at March 31, 2019 and December 31, 2018; 10,036,442 and 9,958,448 shares issued at March 31, 2019 and December 31, 2018, respectively, and 9,664,778 and 9,601,134 shares outstanding at March 31, 2019 and December 31, 2018, respectively	1,003	995
Additional paid in capital	94,328,206	93,583,069
Treasury stock, at cost: 371,664 shares and 357,314 shares at March 31, 2019 and December 31, 2018, respectively	(3,624,808)	(3,431,530)
Accumulated other comprehensive loss	(1,013)	(11,141)
Accumulated deficit	(44,657,618)	(44,994,061)
Total stockholders’ equity	46,045,770	45,147,332
Commitments and contingencies	—	—
Total liabilities and stockholders’ equity	$52,643,049	$52,907,112

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc. Unaudited Condensed Statements of Operations

	Three Months Ended March 31,
	2019	2018
Sales	$15,107,890	$13,305,098
Cost of goods sold	8,322,428	7,110,927
Gross profit	6,785,462	6,194,171
Operating expenses:
Research and development	2,338,324	2,269,114
Sales and marketing	2,274,065	2,884,386
General and administrative	1,994,671	2,204,340
Total operating expenses	6,607,060	7,357,840
Income (loss) from operations	178,402	(1,163,669)
Other expense (income):
Interest income	(188,005)	(110,431)
Interest expense	600	13,904
Total other income	(187,405)	(96,527)
Income (loss) before income taxes	365,807	(1,067,142)
Provision for income taxes	29,364	38,649
Net income (loss)	$336,443	$(1,105,791)
Net income (loss) per share:
Basic	$0.03	$(0.12)
Diluted	$0.03	$(0.12)
Weighted average shares used in calculating income (loss) per share:
Basic	9,625,678	9,479,742
Diluted	9,961,048	9,479,742

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Statements of Cash Flows

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$336,443	$(1,105,791)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	177,388	121,417
Amortization	163,763	169,346
Amortization of discounts on investments, net	(81,770)	(8,280)
Stock-based compensation	514,266	358,896
Deferred tax liability	5,634	2,592
Changes in operating assets and liabilities:
Trade accounts receivable	(967,411)	238,085
Inventory	68,044	222,869
Prepaid expenses and other assets	76,815	(510,637)
Accounts payable	503,679	246,723
Accrued bonus	(1,612,383)	(1,505,593)
Accrued liabilities	(18,989)	(40,555)
Deferred obligation under operating lease	(40,442)	(15,678)
Net cash used in operating activities	(874,963)	(1,826,606)
Cash flows from investing activities:
Purchases of available-for-sale securities	(10,461,995)	(3,724,200)
Maturities of available-for-sale securities	9,585,247	7,500,000
Purchases of property and equipment	(159,126)	(503,214)
Net cash provided by (used in) investing activities	(1,035,874)	3,272,586
Cash flows from financing activities:
Repayment of notes payable	—	(333,333)
Common stock repurchases	(193,278)	(779,913)
Proceeds from exercise of stock options	230,879	103,705
Net cash provided by (used in) financing activities	37,601	(1,009,541)
Net increase (decrease) in cash and cash equivalents	(1,873,236)	436,439
Cash and cash equivalents, beginning of period	13,620,656	15,026,068
Cash and cash equivalents, end of period	$11,747,420	$15,462,507
Supplemental disclosure of cash flow information
Interest paid	$600	$15,340
Taxes paid	$20,894	$7,409

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)

	For the Three Months Ended March 31,
	2019	2018
Reconciliation of GAAP to non-GAAP Net Income (Loss)
Net income (loss)	$336,443	$(1,105,791)
Stock-based compensation expense	514,266	358,896
Amortization	163,763	169,346
Software implementation costs	20,538	—
Other income	(187,405)	(96,527)
Provision for income taxes	29,364	38,649
Non-GAAP net income (loss) attributable to common stockholders	$876,969	$(635,427)
Non-GAAP net income (loss) per share:
Basic	$0.09	$(0.07)
Diluted	$0.09	$(0.07)
Weighted average shares used in calculating non-GAAP income (loss) per share:
Basic	9,625,678	9,479,742
Diluted	9,961,048	9,479,742

Airgain, Inc.
Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

	For the Three Months Ended March 31,
	2019	2018
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$336,443	$(1,105,791)
Stock-based compensation expense	514,266	358,896
Depreciation and Amortization	341,151	290,763
Software implementation costs	20,538	—
Other income	(187,405)	(96,527)
Provision for income taxes	29,364	38,649
Adjusted EBITDA	$1,054,357	$(514,010)